Exhibit 99.1

Thryv Grows SaaS Revenue 25% Year-Over-Year in Fourth Quarter 2022

–Company exceeds all guidance metrics
–Fourth quarter total SaaS clients increased 13% and SaaS monthly active users increased 37% year-over-year

DALLAS, February 23, 2023 – Thryv Holdings, Inc. (NASDAQ:THRY) (“Thryv” or the “Company”), the provider of the leading small business software platform, Thryv®, announced that it grew its SaaS revenue 25% year-over-year in the fourth quarter of 2022.

“We delivered strong fourth quarter results, closing out a record year at Thryv,” said Joe Walsh, Thryv Chairman and CEO. “We exceeded all of our guidance metrics – reporting strong SaaS revenue growth, improving SaaS Adjusted EBITDA and increasing marketing services revenue. Our key SaaS metrics, subscribers and ARPU, grew double digits year-over-year as a result of our focus on innovation and execution. Our software platform is driving time to first value for clients. We hear from clients they want to reduce friction by consolidating their multiple point solutions and logins. With our all-in-one cloud based platform, SMBs have one login and one dashboard to gain greater business efficiency.”

“As we begin 2023, we are focused on our strategic initiatives - increasing engagement and usage - because these lead to increased renewal and spend," Walsh continued. "In support of our goal of driving engagement, we recently announced the move to a multiple-center platform. By offering multiple centers, we can solve additional problems small to medium businesses (SMBs) face.”

Marketing Center, Thryv's newest center, delivers the tools an SMB needs to market and grow their business. The solution offers improved online presence, a suite of marketing tools, search, social, display and connected TV advertising. In the future, additional centers will be launching enabling SMBs to address additional problems.

“I am confident that in 2023, we will sustain durable SaaS revenue growth and will continue to generate strong EBITDA margins from a consolidated standpoint,” said Paul Rouse, Chief Financial Officer. “Given the strength of our product offering, size of our customer base and revenue diversification, market demand has remained strong.”

Fourth Quarter 2022 Financial Highlights:

Revenue
•Total SaaS1 revenue was $59.3 million, a 24.9% increase year-over-year
•Total Marketing Services2 revenue was $220.1 million, an 11.7% increase year-over-year
•Consolidated total revenue was $279.4 million, an increase of 14.3% year-over-year
1 Total SaaS revenue in the U.S. and International segments was $57.9 million and $1.4 million for the three months ended December 31, 2022, respectively.
2 Total Marketing Services revenue in the U.S. and International segments was $187.8 million and $32.3 million for the three months ended December 31, 2022, respectively.

•Consolidated net loss was $50.4 million, or $(1.47) per diluted share, which includes a non-cash charge of $102.0 million, or $2.98 per diluted share, related to goodwill impairment; compared to net income of $5.1 million, or $0.13 per diluted share, for the fourth quarter of 2021
•Consolidated Adjusted EBITDA was $68.2 million, representing an Adjusted EBITDA margin of 24.4%
•Total SaaS Adjusted EBITDA loss was $2.2 million
•Total Marketing Services Adjusted EBITDA was $70.4 million, representing an Adjusted EBITDA margin of 32.0%
•Consolidated Gross Profit was $178.9 million, an increase of 18.2% year-over-year
•Consolidated Adjusted Gross Profit was $188.6 million
•SaaS Gross Profit was $35.7 million, representing a Gross Profit Margin of 60.2%
•SaaS Adjusted Gross Profit was $37.3 million, representing an Adjusted Gross Profit Margin of 62.8%

Full-Year 2022 Financial Highlights
•Total SaaS revenue was $216.3 million, a 26.5% increase year-over-year
•Total Marketing Services revenue was $986.0 million, an 4.6% increase year-over-year
•Consolidated total revenue was $1,202.4 million, an increase of 8.0% year-over-year
•Consolidated net income was $54.3 million, or $1.49 per diluted share, which includes a non-cash charge of $102.0 million related to goodwill impairment; compared to net income of $101.6 million, or $2.78 per diluted share, for the same period last year
•Consolidated Adjusted EBITDA was $333.3 million, representing an Adjusted EBITDA margin of 27.7%
•Total SaaS Adjusted EBITDA loss was $13.4 million
•Total Marketing Services Adjusted EBITDA was $346.7 million, representing an Adjusted EBITDA margin of 35.2%
•Consolidated Gross Profit was $780.4 million, an increase of 11% year-over-year
•Consolidated Adjusted Gross Profit was $819.2 million
•SaaS Gross Profit was $132.3 million, representing a Gross Profit Margin of 61.2%
•SaaS Adjusted Gross Profit was $137.6 million, representing an Adjusted Gross Profit Margin of 63.6%
SaaS Metrics
•SaaS monthly Average Revenue per Unit (“ARPU”)3 increased to $387 for the fourth quarter of 2022, compared to $351 in the fourth quarter of 2021
•Total SaaS clients increased 13% year-over-year to 52 thousand for the fourth quarter of 2022
•Seasoned Net Dollar Retention4 was 91% at the end of the fourth quarter of 2022
•SaaS monthly active users5 increased 37% year-over-year to 41 thousand active users for the fourth quarter of 2022
•ThryvPay total payment volume increased 114% year-over-year

3 Defined as total client billings by month divided by the number of clients that have revenue-generating solutions during the month.
4 Seasoned Net Dollar Retention is defined as net dollar retention excluding clients acquired over the previous 12 months.
5 Defined as a client with one or more users who log into our SaaS solutions at least once during the calendar month.

Outlook
Based on information available as of February 23, 2023, Thryv is issuing guidance6 for the full year 2023 as indicated below:

	1st Quarter	Full Year
(in millions)	2023	2023
SaaS Revenue	$59.5 - $60.0	$257 to $259
SaaS Adjusted EBITDA	($2.0 - $3.0)	Turns Profitable

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Full Year
(in millions)	2023	2023	2023	2023	2023
Marketing Services Revenue	$176 - $180	$182 - $186	$112 - $115	$165 - $168	$635 - $649
Marketing Services Adjusted EBITDA					$185 - $187

Earnings Conference Call Information
Thryv will host a conference call on Thursday, February 23, 2023 at 8:30 a.m. (Eastern Time) to discuss the Company's fourth quarter 2022 results.

For analysts to register for this conference call, please use this link. To listen to the webcast, please use this link or visit Thryv's Investor Relations website at investor.thryv.com. After registering, a confirmation email will be sent, including dial-in details and a unique code for entry. We recommend registering a day in advance or at a minimum thirty minutes prior to the start of the call. A live webcast will also be available on the Investor Relations section of the Company's website at investor.thryv.com.

If you are unable to participate in the conference call, a replay will be available. To access the replay, please dial (800) 770-2030 or (647) 362-9199 and enter “87769.”

6 These statements are forward-looking and actual results may materially differ. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause our actual results to materially differ from these forward-looking statements.

Final Results

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income (Loss)

	Three Months Ended		Years Ended
	December 31,		December 31,
(in thousands, except share and per share data)	2022	2021	2022	2021
Revenue	$279,368	$244,439	$1,202,388	$1,113,382
Cost of services	100,463	93,109	422,006	408,043
Gross profit	178,905	151,330	780,382	705,339

Operating expenses:
Sales and marketing	86,773	99,536	362,432	357,813
General and administrative	56,892	46,540	216,406	153,902
Impairment charges	102,000	—	102,222	3,611
Total operating expenses	245,665	146,076	681,060	515,326

Operating (loss) income	(66,760)	5,254	99,322	190,013
Other income (expense):
Interest expense	(16,318)	(10,708)	(56,902)	(48,867)
Interest expense, related party	—	(4,278)	(3,505)	(17,507)
Other components of net periodic pension benefit	39,317	13,831	44,612	14,829
Other income (expense)	(119)	3	15,448	(4,154)
(Loss) income before income tax (expense) benefit	(43,880)	4,102	98,975	134,314
Income tax (expense) benefit	(6,565)	986	(44,627)	(32,737)
Net (loss) income	$(50,445)	$5,088	$54,348	$101,577
Other comprehensive income (loss):
Foreign currency translation adjustment, net of tax	4,397	498	(8,214)	(8,047)
Comprehensive (loss) income	$(46,048)	$5,586	$46,134	$93,530

Net (loss) income per common share:
Basic	$(1.47)	$0.15	$1.58	$3.02
Diluted	$(1.47)	$0.13	$1.49	$2.78

Weighted-average shares used in computing basic and diluted net (loss) income per common share:
Basic	34,270,520	34,006,358	34,336,493	33,607,446
Diluted	34,270,520	37,983,847	36,506,095	36,495,746

Thryv Holdings, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except share data)	December 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$16,031	$11,262
Accounts receivable, net of allowance of $14,766 in 2022 and $17,387 in 2021	284,698	279,053
Contract assets, net of allowance of $33 in 2022 and $88 in 2021	2,583	5,259
Taxes receivable	11,553	14,711
Prepaid expenses	25,092	22,418
Indemnification asset	26,495	24,346
Other current assets	11,864	13,596
Total current assets	378,316	370,645
Fixed assets and capitalized software, net	42,334	50,938
Goodwill	566,004	671,886
Intangible assets, net	34,715	82,577
Deferred tax assets	113,859	90,565
Other assets	42,649	33,891
Total assets	$1,177,877	$1,300,502

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$18,972	$8,610
Accrued liabilities	126,810	131,813
Current portion of unrecognized tax benefits	31,919	29,771
Contract liabilities	41,854	51,726
Current portion of long-term debt	70,000	70,000
Other current liabilities	10,937	15,214
Total current liabilities	300,492	307,134
Term Loan, net	345,256	309,672
Term Loan, related party	—	142,875
ABL Facility	54,554	39,929
Pension obligations, net	72,590	140,167
Deferred tax liabilities	513	10,798
Other liabilities	22,205	35,212
Total long-term liabilities	495,118	678,653
Commitments and contingencies
Stockholders' equity
Common stock - $0.01 par value, 250,000,000 shares authorized; 61,279,379 shares issued and 34,593,837 shares outstanding at December 31, 2022; and 60,830,853 shares issued and 34,145,311 shares outstanding at December 31, 2021	613	608
Additional paid-in capital	1,105,701	1,084,288
Treasury stock - 26,685,542 shares at December 31, 2022 and December 31, 2021	(468,879)	(468,879)
Accumulated other comprehensive income (loss)	(16,261)	(8,047)
Accumulated deficit	(238,907)	(293,255)
Total stockholders' equity	382,267	314,715
Total liabilities and stockholders' equity	$1,177,877	$1,300,502

Thryv Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Years Ended December 31,
(in thousands)	2022	2021
Cash Flows from Operating Activities
Net income	$54,348	$101,577
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	88,392	105,473
Amortization of debt issuance costs	5,749	4,919
Deferred income taxes	(15,119)	(20,438)
Provision for credit losses and service credits	25,971	19,394
Stock-based compensation expense	14,628	8,094
Other components of net periodic pension (benefit)	(44,612)	(14,829)
Impairment charges	102,222	3,611
(Gain) loss on foreign currency exchange rates	(1,591)	745
Bargain purchase gain	(10,883)	—
Other	(2,866)	(2,569)
Changes in working capital items, excluding acquisitions:
Accounts receivable	(5,242)	74,368
Contract assets	2,764	5,628
Prepaid expenses and other assets	2,518	6,084
Accounts payable and accrued liabilities	(41,105)	(125,883)
Other liabilities	(26,601)	4,397
Net cash provided by operating activities	148,573	170,571

Cash Flows from Investing Activities
Additions to fixed assets and capitalized software	(29,233)	(26,849)
Proceeds from the sale of fixed assets	—	6,836
Acquisition of a business, net of cash acquired	(22,793)	(175,370)
Other	—	(1,192)
Net cash (used in) investing activities	(52,026)	(196,575)

Cash Flows from Financing Activities
Proceeds from Term Loan	—	418,070
Proceeds from Term Loan, related party	—	260,930
Payments of Term Loan	(104,165)	(110,215)
Payments of Term Loan, related party	(8,347)	(47,785)
Payments of Senior Term Loan	—	(335,821)
Payments of Senior Term Loan, related party	—	(113,789)
Proceeds from ABL Facility	976,296	1,046,249
Payments of ABL Facility	(961,670)	(1,085,558)
Proceeds from exercises of stock options and stock warrants	6,789	20,967
Other	—	(13,960)
Net cash (used in) provided by financing activities	(91,097)	39,088

Effect of exchange rate changes on cash and cash equivalents	(827)	(1,933)
Increase in cash and cash equivalents and restricted cash	4,623	11,151
Cash and cash equivalents and restricted cash, beginning of period	13,557	2,406
Cash and cash equivalents and restricted cash, end of period	$18,180	$13,557

Supplemental Information
Cash paid for interest	$57,084	$66,737
Cash paid for income taxes, net	$58,259	$63,893

The following tables summarize the operating results of the Company's reportable segments:

	Three Months Ended December 31,		Change
(in thousands of $)	2022	2021	Amount	%
Revenue
Thryv U.S. (1)
Marketing Services	$187,755	$153,555	$34,200	22.3%
SaaS	57,938	47,061	10,877	23.1%
Thryv International (2)
Marketing Services	32,295	43,409	(11,114)	(25.6)%
SaaS	1,380	414	966	NM
Consolidated Revenue	$279,368	$244,439	$34,929	14.3%

Segment Gross Profit
Thryv U.S. (1)
Marketing Services	$124,413	$97,622	$26,791	27.4%
SaaS	34,944	28,710	6,234	21.7%
Thryv International (2)
Marketing Services	18,802	25,006	(6,204)	(24.8)%
SaaS	746	(8)	754	NM
Consolidated Segment Gross Profit	$178,905	$151,330	$27,575	18.2%

Segment EBITDA
Thryv U.S. (1)
Marketing Services	$59,758	$40,684	$19,074	46.9%
SaaS	83	(6,693)	6,776	101.2%
Thryv International (2)
Marketing Services	10,657	16,968	(6,311)	(37.2)%
SaaS	(2,305)	(4,481)	2,176	(48.6)%
Consolidated Adjusted EBITDA	$68,193	$46,478	$21,715	46.7%

(1)    Thryv U.S. includes Vivial results of operations subsequent to the January 21, 2022 acquisition date.
(2)    Thryv International includes Thryv Australia results of operations subsequent to the March 1, 2021 acquisition date.

	Years Ended December 31,		Change
(in thousands of $)	2022	2021	Amount	%
Revenue
Thryv U.S. (1)
Marketing Services	$820,032	$797,493	$22,539	2.8%
SaaS	211,801	170,498	41,303	24.2%
Thryv International (2)
Marketing Services	166,010	144,837	21,173	14.6%
SaaS	4,545	554	3,991	NM
Consolidated Revenue	$1,202,388	$1,113,382	$89,006	8.0%

Segment Gross Profit
Thryv U.S. (1)
Marketing Services	$539,543	$539,866	$(323)	(0.1)%
SaaS	130,272	104,944	25,328	24.1%
Thryv International (2)
Marketing Services	108,496	60,761	47,735	78.6%
SaaS	2,071	(232)	2,303	NM
Consolidated Segment Gross Profit	$780,382	$705,339	$75,043	10.6%

Segment EBITDA
Thryv U.S. (1)
Marketing Services	$271,629	$318,230	$(46,601)	(14.6)%
SaaS	(3,686)	(14,004)	10,318	73.7%
Thryv International (2)
Marketing Services	75,106	53,150	21,956	41.3%
SaaS	(9,707)	(6,853)	(2,854)	41.6%
Consolidated Adjusted EBITDA	$333,342	$350,523	$(17,181)	(4.9)%

(1)    Thryv U.S. includes Vivial results subsequent to the January 21, 2022 acquisition date.
(2)    Thryv International includes Thryv Australia results subsequent to the March 1, 2021 acquisition date.

Non-GAAP Measures
Our results included in this press release include Adjusted EBITDA, Adjusted EBITDA margin and Adjusted Gross Profit, which are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please refer to the supplemental information presented in the tables below for a reconciliation of Adjusted EBITDA to Net income and Adjusted Gross Profit to Gross profit. Both Net income and Gross profit are the most comparable GAAP financial measure to Adjusted EBITDA and Adjusted Gross Profit, respectively. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide additional tools for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. However, it is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.
The following is a reconciliation of Adjusted EBITDA to its most directly comparable GAAP measure, Net income:

	Three Months Ended December 31,		Years Ended December 31,
(in thousands)	2022	2021	2022	2021
Reconciliation of Adjusted EBITDA
Net (loss) income	$(50,445)	$5,088	$54,348	$101,577
Impairment charges	102,000	—	102,222	3,611
Depreciation and amortization expense	22,438	24,798	88,392	105,473
Interest expense	16,318	14,986	60,407	66,374
Income tax expense (benefit)	6,565	(986)	44,627	32,737
Restructuring and integration expenses (1)	3,365	3,109	17,804	18,145
Stock-based compensation expense (2)	4,488	1,862	14,628	8,094
Transaction costs (3)	1,322	5,086	6,119	25,059
Other components of net periodic pension (benefit) (4)	(39,317)	(13,831)	(44,612)	(14,829)
Non-cash (gain) loss from remeasurement of indemnification asset (5)	(676)	1,247	(2,148)	(1)
Other (6)	2,135	5,119	(8,445)	4,283
Adjusted EBITDA	$68,193	$46,478	$333,342	$350,523
(1)For the years ended December 31, 2022 and 2021, expenses relate to periodic efforts to enhance efficiencies and reduce costs, and include severance benefits, loss on disposal of fixed assets and capitalized software, and costs associated with abandoned facilities and system consolidation.
(2)We record stock-based compensation expense related to the amortization of grant date fair value of the Company’s stock-based compensation awards.
(3)Expenses related to the Thryv Australia and Vivial acquisitions and other transaction costs.
(4)Other components of net periodic pension (benefit) is from our non-contributory defined benefit pension plans that are currently frozen and incur no additional service costs. The most significant component of Other components of net periodic pension (benefit) relates to the mark-to-market pension remeasurement.
(5)In connection with the YP Acquisition, the seller indemnified us for future potential losses associated with certain federal and state tax positions taken in tax returns filed by the seller prior to the acquisition date.
(6)During the year ended December 31, 2022, Other primarily represents the bargain purchase gain as a result of the Vivial Acquisition, partially offset by foreign exchange-related expense. During the years ended December 31, 2021 and 2020, Other primarily includes expenses related to potential non-income based tax liabilities and foreign exchange-related expense.

The following tables set forth reconciliations of Adjusted Gross Profit and Adjusted Gross Margin, to their most directly comparable GAAP measures, Gross profit and Gross margin:

	Three Months Ended December 31, 2022
	Thryv U.S.		Thryv International
(in thousands)	Marketing Services	SaaS	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$124,413	$34,944	$18,802	$746	$178,905
Plus:
Depreciation and amortization expense	4,419	1,379	3,614	168	9,580
Stock-based compensation expense	81	26	—	—	107
Adjusted Gross Profit	$128,913	$36,349	$22,416	$914	$188,592
Gross Margin	66.3%	60.3%	58.2%	54.1%	64.0%
Adjusted Gross Margin	68.7%	62.7%	69.4%	66.2%	67.5%

	Three Months Ended December 31, 2021
	Thryv U.S.		Thryv International
(in thousands)	Marketing Services	SaaS	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$97,622	$28,710	$25,006	$(8)	$151,330
Plus:
Depreciation and amortization expense	3,493	1,102	5,594	53	10,242
Stock-based compensation expense	44	16	—	—	60
Adjusted Gross Profit	$101,159	$29,828	$30,600	$45	$161,632
Gross Margin	63.6%	61.0%	57.6%	(1.9)%	61.9%
Adjusted Gross Margin	65.9%	63.4%	70.5%	10.9%	66.1%

	Year Ended December 31, 2022
	Thryv U.S.		Thryv International
(in thousands)	Marketing Services	SaaS	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$539,543	$130,272	$108,496	$2,071	$780,382
Plus:
Depreciation and amortization expense	17,800	4,657	15,385	505	38,347
Stock-based compensation expense	332	89	—	—	421
Adjusted Gross Profit	$557,675	$135,018	$123,881	$2,576	$819,150
Gross Margin	65.8%	61.5%	65.4%	45.6%	64.9%
Adjusted Gross Margin	68.0%	63.7%	74.6%	56.7%	68.1%

	Year Ended December 31, 2021
	Thryv U.S.		Thryv International
(in thousands)	Marketing Services	SaaS	Marketing Services	SaaS	Total
Reconciliation of Adjusted Gross Profit
Gross profit	$539,866	$104,944	$60,761	$(232)	$705,339
Plus:
Depreciation and amortization expense	16,978	3,700	32,463	92	53,233
Stock-based compensation expense	309	71	—	—	380
Adjusted Gross Profit	$557,153	$108,715	$93,224	$(140)	$758,952
Gross Margin	67.7%	61.6%	42.0%	(41.9)%	63.4%
Adjusted Gross Margin	69.9%	63.8%	64.4%	(25.3)%	68.2%

Supplemental Financial Information
The following supplemental financial information provides Revenue, Adjusted EBITDA and Adjusted EBITDA Margin by (i) Marketing Services businesses in the U.S., International and in Total and (ii) SaaS businesses in the U.S., International and in Total. Total SaaS Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Total Marketing Services Adjusted EBITDA and Adjusted EBITDA margin are also non-GAAP financial measures. These non-GAAP financial measures are presented for supplemental informational purposes only and are not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Please refer to the supplemental information presented in the tables below for a reconciliation of these non-GAAP financial measures to the corresponding segment financial measures presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our global SaaS and Marketing Services financial performance, enhance the overall understanding of our global SaaS and Marketing Services past financial performance and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide additional tools for investors to use in comparing our core financial performance over multiple periods.

	Three Months Ended December 31, 2022
(in thousands)	Marketing Services			SaaS
	U.S.	International	Total	U.S.	International	Total
Revenue	$187,755	$32,295	$220,050	$57,938	$1,380	$59,318
Adjusted EBITDA	59,758	10,657	70,415	83	(2,305)	(2,222)
Adjusted EBITDA Margin	31.8%	33.0%	32.0%	0.1%	(167.0)%	(3.7)%

	Three Months Ended December 31, 2021
(in thousands)	Marketing Services			SaaS
	U.S.	International	Total	U.S.	International	Total
Revenue	$153,555	$43,409	$196,964	$47,061	$414	$47,475
Adjusted EBITDA	40,684	16,968	57,652	(6,693)	(4,481)	(11,174)
Adjusted EBITDA Margin	26.5%	39.1%	29.3%	(14.2)%	NM	(23.5)%

	Year Ended December 31, 2022
(in thousands)	Marketing Services			SaaS
	U.S.	International	Total	U.S.	International	Total
Revenue	$820,032	$166,010	$986,042	$211,801	$4,545	$216,346
Adjusted EBITDA	271,629	75,106	346,735	(3,686)	(9,707)	(13,393)
Adjusted EBITDA Margin	33.1%	45.2%	35.2%	(1.7)%	(213.6)%	(6.2)%

	Year Ended December 31, 2021
(in thousands)	Marketing Services			SaaS
	U.S.	International	Total	U.S.	International	Total
Revenue	$797,493	$144,837	$942,330	$170,498	$554	$171,052
Adjusted EBITDA	318,230	53,150	371,380	(14,004)	(6,853)	(20,857)
Adjusted EBITDA Margin	39.9%	36.7%	39.4%	(8.2)%	NM	(12.2)%

Forward-Looking Statements
Certain statements contained herein are not historical facts, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. Statements that include the words “may”, “will”, “could”, “should”, “would”, “believe”, “anticipate”, “forecast”, “estimate”, “expect”, “preliminary”, “intend”, “plan”, “target”, “project”, “outlook”, “future”, “forward”, “guidance” and similar statements of a future or forward-looking nature identify forward-looking statements. These statements are not guarantees of future performance. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following: risks related to the ongoing COVID-19 pandemic, the Company’s ability to maintain adequate liquidity to fund operations; the Company’s future operating and financial performance; the Company’s ability to consummate acquisitions, or, if consummated, to successfully integrate acquired businesses into the Company’s operations, the Company’s ability to recognize the benefits of acquisitions, or the failure of an acquired company to achieve its plans and objectives; limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit facilities; our ability to retain existing business and obtain and retain new business; general economic or business conditions affecting the markets we serve; declining use of print yellow page directories by consumers; our ability to collect trade receivables from clients to whom we extend credit; credit risk associated with our reliance on small and medium sized businesses as clients; our ability to attract and retain key managers; increased competition in our markets; our ability to obtain future financing due to changes in the lending markets or our financial position; our ability to maintain agreements with major Internet search and local media companies; reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue; and our ability to anticipate or respond effectively to changes in technology and consumer preferences as well as the risks and uncertainties set forth in the Company's most recent Annual Report on Form 10-K and subsequent Quarterly Reports on From 10-Q filed with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements.

If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. For these reasons, we caution you against relying on forward-looking statements. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. These forward-looking statements speak only as of the date hereof and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Thryv Holdings, Inc.

Thryv Holdings, Inc. (NASDAQ: THRY) is a global software and marketing services company that empowers small- to medium-sized businesses (“SMBs”) to grow and modernize their operations so they can compete and win in today's economy. Over 50,000 businesses use our award-winning SaaS platform, Thryv®, to manage their end-to-end operations, which has helped businesses across the U.S. and overseas grow their bottom line. Thryv also manages digital and print presence for approximately 390,000 businesses, connecting these SMBs to local consumers via proprietary local search portals and print directories. For more information about Thryv Holdings, Inc, visit thryv.com.

Media Contact:
Paige Blankenship
Thryv, Inc.
214-392-9609
paige.blankenship@thryv.com

Investor Contact:
Cameron Lessard
Thryv, Inc.
214.773.7022
cameron.lessard@thryv.com

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